As Filed with the Securities  and Exchange  Commission on March 3, 2003

                                                               File No. 811-6497

  ============================================================================
            SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

                                    FORM N-1A

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]
                                AMENDMENT NO. 11


                             PIC BALANCED PORTFOLIO
               (Exact name of registrant as specified in charter)


                              300 North Lake Avenue
                             Pasadena, CA 91101-4106
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number (including area code): (626) 449-8500

                               William T. Warnick
                          Provident Investment Counsel
                              300 North Lake Avenue
                             Pasadena, CA 91101-4106
               (Name and address of agent for service of process)


                                    copy to:
                                 Michael Glazer
                      Paul, Hastings, Janofsky & Walker LLP
                              515 S. Flower Street
                           Los Angeles, CA 90071-2228


                                     PART A
                             PIC BALANCED PORTFOLIO


Item 1. Front and Back Cover Pages

Not applicable.

Item 2. Risk/Return Summary: Investments, Risks, and Performance

Not applicable.

Item 3. Risk/Return Summary: Fee Table

Not applicable.

Item 4. Investment Objectives, Principal Investment Strategies and Related Risks

Goal: Total return -- that is, a combination of income and capital growth, while preserving capital.


Strategy: The PIC Balanced Portfolio (the "Portfolio") invests in a combination of growth stocks and high quality bonds. Although the percentage of assets allocated between equity and fixed-income securities is flexible, depending on market conditions, Provident Investment Counsel, ("PIC") expects that between 25% and 75% of the Portfolio's assets will be invested in each of equity securities and fixed-income securities. In selecting common stocks, PIC does an analysis of, and invests in, individual companies that are currently experiencing a growth of earnings and revenue which is above the average relative to its industry peers and the equity market in general. Although PIC may invest in companies of any size, it may choose to invest a significant portion of the Portfolio's assets in small, medium and large companies. The Portfolio will invest only in fixed- income securities that have been rated investment grade by a nationally recognized statistical rating agency, or are the unrated equivalent. The Portfolio does not stress investments in fixed-income securities of any particular maturity. In selecting fixed-income securities, PIC examines the relationship between long-term and short-term interest rates and the current economic environment.


The Portfolio seeks to achieve total return through investments in equity and fixed-income securities. The Portfolio's investments in equity securities will principally be in shares of common stock. Although the Portfolio will invest a minimum of 25% of its total assets in fixed-income securities, the percentage of assets allocated between fixed-income and equity securities is flexible.


In selecting equity investments for the Portfolio, PIC will include the common stock of companies of various sizes that are currently experiencing a growth of earnings and revenue that is above the average relative to its industry peers and the equity market general. The Portfolio will invest in a range of small, medium and large companies.


PIC supports its selection of individual securities through intensive research and uses qualitative and quantitative disciplines to determine when securities should be sold. PIC's research professionals meet personally with the majority of the senior officers of the companies in the Portfolio to discuss their abilities to generate strong revenue and earnings growth in the future.

PIC's investment professionals focus on individual companies rather than trying to identify the best market sectors going forward. This is often referred to as a "bottom-up" approach to investing. PIC seeks companies that have displayed exceptional profitability, market share, return on equity, reinvestment rates and sales and dividend growth. Companies with significant management ownership of stock, strong management goals, plans and controls; and leading proprietary positions in given market niches are especially attractive. Finally, the valuation of each company is assessed relative to its industry, earnings growth and the market in general.

The Portfolio invests to a limited degree in foreign securities, but is authorized to invest up to 20% of its total assets in such securities. Foreign investments involve additional risks including currency fluctuations, political and economic instability, differences in financial reporting standards, and less stringent regulation of securities markets.


In determining whether to sell a security, PIC considers the following: (a) whether there is a fundamental change in the company; (b) whether there is a change in the equity policy position; or (c) whether a strategic shift takes place in the overall strategy. PIC continually reviews securities when a company has met or exceeded PIC's price target; when a company's relative price-to-earnings ratio reaches extreme levels; when a stock has declined 20% from average cost; and when a company has negative earnings revisions.


The Portfolio will also invest at least 25%, and may invest up to 70%, of its total assets in fixed-income securities, both to earn current income and to achieve gains from an increase in the value of the fixed-income securities. The types of fixed-income securities in which the Portfolio will invest include U.S. dollar denominated corporate debt securities and U.S. Government securities. The Portfolio will invest only in fixed-income securities that are rated investment grade by a nationally recognized statistical rating agency, or are the unrated equivalent. Lower-rated securities have higher credit risks. In selecting fixed-income securities, PIC does not stress any particular target maturity. Rather, the Portfolio will invest in any maturity PIC deems the most favorable at the time.

Fixed-income securities have varying degrees of quality and varying levels of sensitivity to changes in interest rates. Longer-term fixed-income securities are generally more sensitive to interest rate changes than short-term fixed-income securities. In general, prices of fixed-income securities rise when interest rates fall, and vice versa.

In selecting fixed-income securities, PIC does not base its investment decisions on forecasts of future interest rates or economic events. Rather, in selecting fixed-income securities for the Portfolio, PIC examines the relationship between long-term and short-term interest rates, taking into account historical relationships and the current economic environment. PIC seeks to identify sectors and individual securities within certain sectors, which it has determined are undervalued. PIC's analysis takes into account historical data and current market conditions.

The Portfolio seeks to spread investment risk by diversifying its holdings among many companies and industries. PIC normally invests the Portfolio's assets according to its investment strategy. However, the Portfolio may depart from its principal investment strategies by making short-term investments in high-quality cash equivalents for temporary, defensive purposes. At those times, the Portfolio would not be seeking its investment objective.

Principal Risks

Market Risk: The value of the Portfolio's investments will vary from day to day. The value of the Portfolio's investments generally reflect market conditions, interest rates and other company, political and economic news. Stock prices can rise and fall in response to these factors for short or extended periods of time. Therefore, when you sell your shares, you may receive more or less money than you originally invested.

Small and Medium Company Risk: The Portfolio may invest in the securities of small and medium- sized companies. The securities of medium and small, less well-known companies may be more volatile than those of larger companies may. Such companies may have limited product lines, markets or financial resources and their securities may have limited market liquidity. These risks are greater for small-sized companies.

Bond Risk: The Portfolio invests in bonds. A bond's market value is affected significantly by changes in interest rates. Generally, when interest rates rise, the bond's market value declines and when interest rates decline, its market value rises. Generally, the longer a bond's maturity, the greater the risk and the higher its yield. Conversely, the shorter a bond's maturity, the lower the risk and the lower its yield. A bond's value can also be affected by changes in the bond's credit quality rating or its issuer's financial condition. To the extent the Portfolio invests in mortgage-backed securities, it will be subject to prepayment risk. When interest rates decline, mortgagees often prepay the principal on these securities which may significantly lower their yield.


Foreign Securities Risk: The Portfolio may invest in foreign securities. Investments in foreign securities involve risks that are not typically associated with domestic securities. The performance of foreign securities depends on different political and economic environments and other overall economic conditions than domestic securities. Changes in foreign currency exchange rates will affect the values of investments quoted in currencies other than the U.S. dollar. Less information may be publicly available about foreign issuers. Foreign stock markets have different clearance and settlement procedures, and higher commissions and transaction costs, than U.S. markets.
Certain other adverse developments could occur, such as expropriation or confiscatory taxation, political or social instability, or other developments that could adversely affect the Portfolio's investments and its ability to enforce contracts.


Portfolio Turnover Risk: The Portfolio may experience high portfolio turnover. A high portfolio turnover rate (100% or more) has the potential to result in the realization and distribution to shareholders of higher capital gains. This may mean that you would be likely to have a higher tax liability. A high portfolio turnover rate also leads to higher transaction costs, which could negatively affect the Portfolio's performance. Item 5. Management's Discussion of Fund Performance

Not applicable

Item 6.  Management, Organization, and Capital Structure

The Advisor

PIC is the advisor to the Portfolio. PIC's address is 300 North Lake Avenue, Pasadena, CA 91101. PIC traces its origins to an investment partnership formed in 1951. It is now an indirect, wholly owned subsidiary of Old Mutual, plc. Old Mutual is a United Kingdom-based financial services group with substantial asset management, insurance and banking businesses. An investment committee of PIC formulates and implements an investment program for the Portfolio, including determining which securities should be bought and sold.


The Portfolio pays an investment advisory fee to PIC for managing the Portfolio's investments. During the fiscal year ended October 31, 2002, PIC waived all of its fees and absorbed some of the Portfolio's other expenses.


Items 7 and 8.  Shareholder Information; Distribution Arrangements

Interests in the Portfolio are issued solely to institutional investors, including regulated investment companies, group trusts governed by Section 501(a) of the Internal Revenue Code of 1986 (the "Code"), common trust funds governed by Section 584 of the Code and similar collective investment arrangements in transactions which do not involve any "public offering" within the meaning of the Securities Act of 1933 (the "1933 Act").

If accepted by the Portfolio, investments may be made in exchange for securities which are eligible for acquisition by the Portfolio. All dividends, interest, subscription, or other rights pertaining to such securities will become the property of the Portfolio and must be delivered to the Portfolio by the investor upon receipt from the issuer. The Portfolio will not accept securities in exchange for Interests in the Portfolio unless: (i) such securities are, at the time of the exchange, eligible for purchase by the Portfolio; (ii) the investor represents that all securities offered to be exchanged are not subject to any transfer restrictions; (iii) the value of any such securities (except U.S. Government securities) being exchanged together with any other securities of the same issuer owned by the Portfolio will not exceed 5% of the Portfolio's net assets immediately after the transaction; and (iv) such securities are consistent with the Portfolio's investment objective and policies.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each business day. At 4:00 p.m., Eastern time, on each business day, the value of each such investor's Interests in the Portfolio will be determined by multiplying the Portfolio's net asset value by the percentage, effective for that day, which represents that investor's share of the aggregate Interests in the Portfolio. Any additions or withdrawals which are to be effected on that day will then be effected. The Investor's percentage of the aggregate Interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., Eastern time, on such day, plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the Portfolio's aggregate net asset value as of 4:00 p.m., Eastern time, on such day, plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., Eastern time, on the following business day. Net asset value per Interest for each Portfolio as of such time is determined by dividing the total value of the Portfolio's assets, less any liabilities, by 100 (the percentage which represents the aggregate Interests in the Portfolio).


There is no sales charge on Interests in the Portfolio, and the Portfolio does not use its assets for distribution pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). There is no minimum investment in the Portfolio. The Portfolio reserves the right to reject any investment.


The net asset value of the Portfolio is determined as of the close of regular trading (currently 4:00 p.m., New York time) on each day that the New York Stock Exchange is open for trading. The net asset value of the Portfolio is the value of the Portfolio's assets, less its liabilities.

The Portfolio values its investments on the basis of the market value of the securities. Securities and other assets for which market prices are not readily available are valued at fair value as determined in good faith pursuant to policies adopted by the Board of Trustees of the Portfolio. The fair value of debt securities with remaining maturities of 60 days or less is normally their amortized cost value, unless conditions indicate otherwise. Cash and receivables will be valued at their face amounts. Interest will be recorded as accrued and dividends will be recorded on their ex-dividend date.


A Holder wishing to redeem Interests may do so at any time by writing or wiring to the Portfolio in care of its custodian at P.O. Box 8950, Wilmington DE 19899, or by delivering instructions to the custodian at 103 Bellevue Parkway, Wilmington, Delaware 19809. The redemption request should identify the Portfolio, specify the amount to be redeemed and be signed by an authorized person of the Holder. If the request is not properly executed, the amount specified will be redeemed after receipt of the properly executed request. Payment for Interests tendered will be made within seven days after receipt by the Portfolio of instructions properly executed. However, payment may be delayed under unusual circumstances, as specified in the 1940 Act or as determined by the Securities and Exchange Commission. Payment will be sent only to Holders at the address of record.


Redemptions-in-kind

The Portfolio has the right to pay redemption proceeds to a Holder in whole or in part by a distribution of securities from the Portfolio's portfolio. It is not expected that the Portfolio would do so except in unusual circumstances. If the Portfolio pays redemption proceeds to a Holder by a distribution of securities, the Holder could incur brokerage or other charges in converting the securities to cash.

The Portfolio will not make any distributions of dividends or capital gains.

Redemption of Small Accounts

In order to reduce the Portfolio's expenses, the Board of Trustees is authorized to cause the redemption of all of the Interests of any Holder whose account has declined to a net asset value of less than $500, as a result of a transfer or redemption, at the net asset value determined as of the close of business on the business day preceding the sending of proceeds of such redemption. The Portfolio would give Holders whose Interests were being redeemed 60 days' prior written notice in which to purchase sufficient Interests to avoid such redemption.

Federal Taxes

The Portfolio intends to be treated as a partnership rather than as a regulated investment company or a corporation under the Code as long as such qualification is in the best interests of the investors. As a partnership under the Code, any interest, dividends and gains or losses of the Portfolio will be deemed to have been "passed through" to the investors in the Portfolio, regardless of whether such interest, dividends or gains have been distributed by the Portfolio or such losses have been realized and recognized by the investors. Therefore, to the extent the Portfolio were to accrue but not distribute any interest, dividends or gains, the investors would be deemed to have realized and recognized their proportionate share of interest, dividends, gains or losses realized and recognized by the Portfolio without receipt of any corresponding distribution.

Each investor will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such shares will be made in accordance with the Code and the regulations promulgated thereunder. It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

The Portfolio's taxable year-end is October 31. Although the Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

A taxable gain or loss may be realized by an investor upon its redemption, transfer or exchange of interests, depending upon the tax basis of such interests and their price at the time of redemption, transfer or exchange.

Investors will be advised at least annually as to the federal income tax consequences of any interest, dividends and gains or losses accrued each year by the Portfolio. The foregoing is only a brief summary of some of the important federal tax considerations generally affecting the Portfolio and its investors, and is based on federal tax laws and regulations which are in effect as of the date of this Registration Statement. Such laws and regulations may be changed by legislative or administrative actions. Potential investors should consult their tax advisers with specific reference to their own situations.

Item 9.  Financial Highlights Information

Not applicable.


                                     PART B

                             PIC BALANCED PORTFOLIO

                       STATEMENT OF ADDITIONAL INFORMATION

Item 10.  Cover Page and Table of Contents


     This Statement of Additional Information of the PIC Balanced Portfolio (the "Portfolio") is not a prospectus, and it should be read only in conjunction with Part A of this Registration Statement. The date of this Statement of Additional Information is March 3, 2003. The financial statements of the Portfolio are included in the Annual Report to Shareholders of Provident Investment Counsel Balanced Fund A for the fiscal year ended October 31, 2002 and incorporated by reference herein.




ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.....................................1
ITEM 11.  PORTFOLIO HISTORY....................................................2
ITEM 12.  DESCRIPTION OF THE PORTFOLIO AND INVESTMENTS AND RISKS...............2
ITEM 13.  MANAGEMENT OF THE PORTFOLIO..........................................8
ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.................11
ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES..............................12
ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES............................14
ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES..................................16
ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SHARES..........................17
ITEM 19.  TAXATION OF THE PORTFOLIO...........................................17
ITEM 20.  UNDERWRITERS........................................................18
ITEM 21.  CALCULATION OF PERFORMANCE DATA.....................................18
ITEM 22.  FINANCIAL STATEMENTS................................................18
APPENDIX......................................................................19



Item 11.  Portfolio History

     The Balanced Portfolio was organized as a trust under the laws of the State of New York on December 11, 1991 primarily to serve as an investment vehicle for certain series of PIC Investment Trust, an open-end registered investment company.

Item 12.  Description of the Portfolio and Investments and Risks.

     The investment objective of the Portfolio is to provide high total return while reducing risk. There is no assurance that the Portfolio will achieve its objective. The Portfolio's investment objective cannot be changed without shareholder approval.

     The Portfolio is an open-end, management, diversified investment company.

     In addition to selling its shares to the Provident Investment Counsel Balanced Fund A (the "Fund"), the Portfolio may sell its shares to other mutual funds or institutional investors. All investors in the Portfolio invest on the same terms and conditions and pay a proportionate share of the Portfolio's expenses. However, other investors in the Portfolio may sell their shares to the public at prices different from those of the Fund as a result of the imposition of sales charges or different operating expenses. You should be aware that these differences may result in different returns from those of investors in other entities investing in the Portfolio. Information concerning other holders of interests in the Portfolio is available by calling (800) 618-7643.

     The discussion below supplements information contained in the prospectus as to policies of the Portfolio. Provident Investment Counsel, the investment advisor to the Portfolio (the "Advisor" or "PIC"), may not buy all of these instruments or use all of these techniques to the full extent permitted unless it believes that doing so will help the Portfolio achieve its goals.

     Equity Securities. Equity securities are common stocks and other kinds of securities that have the characteristics of common stocks. These other securities include bonds, debentures and preferred stocks which can be converted into common stocks. They also include warrants and options to purchase common stocks.

     Short-Term Investments. Short-term investments are debt securities that mature within a year of the date they are purchased by the Portfolio. Some specific examples of short-term investments are commercial paper, bankers' acceptances, certificates of deposit and repurchase agreements. The Portfolio will only purchase short-term investments which are "high quality," meaning the investments have been rated A-1 by Standard & Poor's Rating Group ("S&P") or Prime-1 by Moody's Investors Service, Inc. ("Moody's"), or have an issue of debt securities outstanding rated at least A by S&P or Moody's. The term also applies to short-term investments that PIC believes are comparable in quality to those with an A-1 or Prime-1 rating. U.S. Government securities are always considered to be high quality.

     Repurchase Agreements. Repurchase agreements are transactions in which the Portfolio purchases a security from a bank or recognized securities dealer and simultaneously commits to resell that security to the bank or dealer at an agreed-upon date and price reflecting a market rate of interest unrelated to the coupon rate or maturity of the purchased security. The purchaser maintains custody of the underlying securities prior to their repurchase; thus the obligation of the bank or dealer to pay the repurchase price on the date agreed to is, in effect, secured by such underlying securities. If the value of such securities is less than the repurchase price, the other party to the agreement will provide additional collateral so that at all times the collateral is at least equal to the repurchase price.

     Although repurchase agreements carry certain risks not associated with direct investments in securities, the Portfolio intends to enter into repurchase agreements only with banks and dealers believed by the Advisor to present minimum credit risks in accordance with guidelines established by the Board of Trustees. The Advisor will review and monitor the creditworthiness of such institutions under the Board's general supervision. To the extent that the proceeds from any sale of collateral upon a default in the obligation to repurchase were less than the repurchase price, the purchaser would suffer a loss. If the other party to the repurchase agreement petitions for bankruptcy or otherwise becomes subject to bankruptcy or other liquidation proceedings, there might be restrictions on the purchaser's ability to sell the collateral and the purchaser could suffer a loss. However, with respect to financial institutions whose bankruptcy or liquidation proceedings are subject to the U.S. Bankruptcy Code, the Portfolio intends to comply with provisions under such Code that would allow it immediately to resell the collateral.

     Options Activities. The Portfolio may write (i.e., sell) call options ("calls") on debt securities, if the calls are "covered" throughout the life of the option. A call is "covered" if the Portfolio owns the optioned securities. When the Portfolio writes a call, it receives a premium and gives the purchaser the right to buy the underlying security at any time during the call period at a fixed exercise price regardless of market price changes during the call period. If the call is exercised, the Portfolio will forgo any gain from an increase in the market price of the underlying security over the exercise price.

     The Portfolio may purchase a call on securities to effect a "closing purchase transaction," which is the purchase of a call covering the same underlying security and having the same exercise price and expiration date as a call previously written by the Portfolio on which it wishes to terminate its obligation. If the Portfolio is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the call previously written by the Portfolio expires (or until the call is exercised and the Portfolio delivers the underlying security).

     The Portfolio also may write and purchase put options ("puts"). When the Portfolio writes a put, it gives the purchaser of the put the right to sell the underlying security to the Portfolio at the exercise price at any time during the option period. When the Portfolio purchases a put, it pays a premium in return for the right to sell the underlying security at the exercise price at any time during the option period. If any put is not exercised or sold, it will become worthless on its expiration date.

     The Portfolio's option positions may be closed out only on an exchange which provides a secondary market for options of the same series, but there can be no assurance that a liquid secondary market will exist at a given time for any particular option.

     In the event of a shortage of the underlying securities deliverable on exercise of an option, the Options Clearing Corporation has the authority to permit other, generally comparable securities to be delivered in fulfillment of option exercise obligations. If the Options Clearing Corporation exercises its discretionary authority to allow such other securities to be delivered, it may also adjust the exercise prices of the affected options by setting different prices at which otherwise ineligible securities may be delivered. As an alternative to permitting such substitute deliveries, the Options Clearing Corporation may impose special exercise settlement procedures.

     Futures Contracts. The Portfolio may buy and sell interest rate and stock index futures contracts. The Portfolio will not engage in transactions in futures contracts for speculation, but may enter into futures contracts for hedging purposes, for the purpose of remaining fully invested or maintaining liquidity to meet shareholder redemptions, to minimize trading costs, or to invest cash balances.

     A futures contract is an agreement between two parties to buy and sell a security or an index for a set price on a future date. Futures contracts are traded on designated "contract markets "which, through their clearing corporations, guarantee performance of the contracts. Entering into a futures contract for the sale of securities has an effect similar to the actual sale of securities, although sale of the futures contract might be accomplished more easily and quickly. Entering into futures contracts for the purchase of securities has an effect similar to the actual purchase of the underlying securities, but permits the continued holding of securities other than the underlying securities.

     A stock index futures contract does not require the physical delivery of securities, but merely provides for profits and losses resulting from changes in the market value of the contract to be credited or debited at the close of each trading day to the respective accounts of the parties to the contract. On the contract's expiration date, a final cash settlement occurs. Changes in the market value of a particular stock index futures contract reflects changes in the specified index of equity securities on which the future is based.


     A futures option gives the holder, in return for the premium paid, the right to buy (call) or sell (put) to the writer of the option a futures contract at a specified price at any time during the term of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price.


     There are several risks in connection with the use of futures contracts. In the event of an imperfect correlation between the futures contract and the portfolio position which is intended to be protected, the desired protection may not be obtained and the Portfolio may be exposed to risk of loss. Further, unanticipated changes in interest rates or stock price movements may result in a poorer overall performance for the Portfolio than if it had not entered into any futures on stock indices.

     In addition, the market prices of futures contracts may be affected by certain factors. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the securities and futures markets. Second, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions.

     Finally, positions in futures contracts may be closed out only on an exchange or board of trade which provides a secondary market for such futures. There is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular contract or at any particular time.


     Investments in futures options involve some of the same risks as investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option, and an option may be more risky than ownership of the futures contract. In general, the market prices of options are more volatile than the market prices of the underlying futures contracts.

     The Portfolio will not purchase or sell futures contracts if, as a result, the sum of the amount of margin deposit on the Portfolio's futures positions and premiums paid for such options would exceed 5% of the market value of the Portfolio's net assets.


     Foreign Securities. The Portfolio may invest in foreign issuers in foreign markets. In addition, the Portfolio may invest in American Depositary Receipts ("ADRs"), which are receipts, usually issued by a U.S. bank or trust company, evidencing ownership of the underlying securities. Generally, ADRs are issued in registered form, denominated in U.S. dollars, and are designed for use in the U.S. securities markets. A depositary may issue unsponsored ADRs without the consent of the foreign issuer of securities, in which case the holder of the ADR may incur higher costs and receive less information about the foreign issuer than the holder of a sponsored ADR. The Portfolio may invest no more than 20% of its total assets in foreign securities, and it will only purchase foreign securities or ADRs that are listed on a national securities exchange or included in the NASDAQ system.

     Foreign securities and securities issued by U.S. entities with substantial foreign operations may involve additional risks and considerations. These include risks relating to political or economic conditions in foreign countries, fluctuations in foreign currencies, withholding or other taxes, operational risks, increased regulatory burdens and the potentially less stringent investor protection and disclosure standards of foreign markets. All of these factors can make foreign investments, especially those in developing countries, more volatile.

     Forward Foreign Currency Exchange Contracts. The Portfolio may enter into forward contracts with respect to specific transactions. For example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates the receipt in a foreign currency of dividend or interest payments on a security that it holds, the Portfolio may desire to "lock in" the U.S. dollar price of the security or the U.S. dollar equivalent of the payment, by entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars or foreign currency, of the amount of foreign currency involved in the underlying transaction. The Portfolio will thereby be able to protect itself against a possible loss resulting from an adverse change in the relationship between the currency exchange rates during the period between the date on which the security is purchased or sold, or on which the payment is declared, and the date on which such payments are made or received.

     The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. Accordingly, it may be necessary for the Portfolio to purchase additional foreign currency on the spot (i.e., cash) market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Portfolio is obligated to deliver. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the
Portfolio to sustain losses on these contracts and transaction costs. The Portfolio may enter into forward contracts or maintain a net exposure to such contracts only if (1) the consummation of the contracts would not obligate the Portfolio to deliver an amount of foreign currency in excess of the value of the Portfolio's securities or other assets denominated in that currency or (2) the Portfolio maintains a segregated account as described below. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer term investment decisions made with regard to overall diversification strategies. However, the Advisor believes it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Portfolio will be served.

     At or before the maturity date of a forward contract that requires the Portfolio to sell a currency, the Portfolio may either sell a security and use the sale proceeds to make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Portfolio will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Portfolio may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Portfolio would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance to the extent the exchange rate between the currencies involved moved between the execution dates of the first and second contracts.

     The cost to the Portfolio of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no fees or commissions are involved. The use of forward contracts does not eliminate fluctuations in the prices of the underlying securities the Portfolio owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.


     Lending Fund Securities. To increase its income, the Portfolio may lend its portfolio securities to financial institutions such as banks and brokers if the loan is collateralized in accordance with applicable regulatory requirements. The Portfolio has adopted an operating policy that limits the amount of such loans to not more than 25% of the value of the total assets of the Portfolio. During the time the Portfolio's portfolio securities are on loan, the borrower pays the Portfolio an amount equivalent to any dividends or interest paid on such securities, and the Portfolio may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or secured a letter of credit. The amounts received by the Portfolio will be reduced by any fees and administrative expenses associated with such loans. In addition, such loans involve risks of delay in receiving additional collateral or in recovering the securities loaned or even loss of rights in the collateral should the borrower of the securities fail financially. However, such securities lending will be made only when, in PIC's judgment, the income to be earned from the loans justifies the attendant risks. Loans are subject to termination at the option of the Portfolio or the borrower.


     Segregated Accounts. When the Portfolio writes an option on securities, sells a futures contract or enters into a forward foreign currency exchange contract, it will establish a segregated account with its custodian bank, or a securities depository acting for it, to hold assets of the Portfolio in order to insure that the Portfolio will be able to meet its obligations. In the case of a futures contract, liquid securities will be maintained in the segregated account equal in value to the current value of the underlying contract, less the margin deposits. The margin deposits are also held, in cash or U.S. Government securities, in the segregated account. In the case of a call that has been written on securities, the securities covering the option will be maintained in the segregated account and cannot be sold by the Portfolio until released. In the case of a put that has been written on securities or a forward foreign currency contract that has been entered into, liquid securities will be maintained in the segregated account in an amount sufficient to meet the Portfolio's obligations pursuant to the put or forward contract.

     U.S. Government Securities. U.S. Government securities include direct obligations issued by the United States Treasury, such as Treasury bills, certificates of indebtedness, notes and bonds. U.S. Government agencies and instrumentalities that issue or guarantee securities include, but are not limited to, the Federal Home Loan Banks, the Federal National Mortgage Association and the Student Loan Marketing Association.

     Except for U.S. Treasury securities, obligations of U.S. Government agencies and instrumentalities may or may not be supported by the full faith and credit of the United States. Some, such as those of the Federal Home Loan Banks, are backed by the right of the issuer to borrow from the Treasury; others by discretionary authority of the U.S. Government to purchase the agencies' obligations; while still others, such as the Student Loan Marketing Association, are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment.


     Among the U.S. Government securities that the Portfolio may purchase are "mortgage-backed securities" of the Government National Mortgage Association ("Ginnie Mae"), the Federal Home Loan Mortgage Association ("Freddie Mac") and the Federal National Mortgage Association ("Fannie Mae"). These mortgage- backed securities include "pass-through" securities and "participation certificates"; both are similar, representing pools of mortgages that are assembled, with interests sold in the pool; the assembly is made by an "issuer" which assembles the mortgages in the pool and passes through payments of principal and interest for a fee payable to it. Payments of principal and interest by individual mortgagors are "passed through" to the holders of the interest in the pool, thus, the payments to holders include varying amounts of principal and interest. Prepayment of the mortgages underlying these securities may result in a Portfolio's inability to reinvest the principal at comparable yields.


     Another type of mortgage-backed security is the "collateralized mortgage obligation", which is similar to a conventional bond (in that it makes fixed interest payments and has an established maturity date) and is secured by groups of individual mortgages. Timely payment of principal and interest on Ginnie Mae pass-throughs is guaranteed by the full faith and credit of the United States. Freddie Mac and Fannie Mae are both instrumentalities of the U.S. Government, but their obligations are not backed by the full faith and credit of the United States.

     Debt Securities and Ratings. Ratings of debt securities represent the rating agencies' opinions regarding their quality, are not a guarantee of quality and may be reduced after the Portfolio has acquired the security. The Advisor will consider whether the Portfolio should continue to hold the security but is not required to dispose of it. Credit ratings attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer's current financial condition may be better or worse than the rating indicates.

     When-Issued Securities. The Portfolio may purchase securities on a when-issued basis, for payment and delivery at a later date, generally within one month. The price and yield are generally fixed on the date of commitment to purchase, and the value of the security is thereafter reflected in the Portfolio's net asset value.

     During the period between purchase and settlement, no payment is made by the Portfolio and no interest accrues to the Portfolio. At the time of settlement, the market value of the security may be more or less than the purchase price. The Portfolio will limit its investments in when-issued securities to less than 5% of its total assets. When the Portfolio purchases securities on a when-issued basis, it maintains liquid assets in a segregated account with its Custodian in an amount equal to the purchase price as long as the obligation to purchase continues.


Investment Restrictions

     The Portfolio has adopted the following restrictions as fundamental policies, which may not be changed without the favorable vote of the holders of a "majority," as defined in the Investment Company Act of 1940 (the "1940 Act"),of the outstanding voting securities of the Portfolio. Under the 1940 Act, the "vote of the holders of a majority of the outstanding voting securities" means the vote of the holders of the lesser of (i) 67% of the Interests of the Portfolio represented at a meeting at which the holders of more than 50% of its outstanding Interests are represented or (ii) more than 50% of the outstanding Interests of the Portfolio. Except with respect to borrowing, changes in values of assets of the Portfolio will not cause a violation of the investment restrictions so long as percentage restrictions are observed by the Fund at the time it purchases any securities.

     As a matter of fundamental policy, the Portfolio is diversified; i.e., at least 75% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other investment companies, and securities of issuers each of which represents no more than 5% of the value of the Portfolio's total assets and no more than 10% of the issuer's outstanding voting securities. The Portfolio's investment objective is fundamental.

     The Portfolio may not:


1. Issue senior securities, borrow money or pledge its assets, except that the Portfolio may borrow on an unsecured basis from banks for temporary or emergency purposes or for the clearance of transactions in amounts not exceeding 10% of its total assets (not including the amount borrowed), provided that it may not make investments while borrowings in excess of 5% of the value of its total assets are outstanding; and provided that such borrowings may be made only to the extent that the value of the Portfolio's total assets less its liabilities other than borrowings (including borrowings permitted by the foregoing or otherwise), is equal at all times to at least 300% of all borrowings (including the proposed borrowing);


2.   Make short sales of securities or maintain a short position

3. Purchase securities on margin, except such short-term credits as may be necessary for the clearance of transactions;

4. Write put or call options, except the Portfolio may write covered call and cash secured put options on debt securities;

5. Act as underwriter (except to the extent the Portfolio may be deemed to be an underwriter in connection with the sale of securities in its investment portfolio);

6. Invest 25% or more of its total assets, calculated at the time of purchase and taken at market value, in any one industry (other than U.S. Government securities);

7.   Purchase  or sell real  estate or  interests  in real estate or real estate limited partnerships (although the Portfolio may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate);

8. Purchase or sell commodities or commodity futures contracts, except that the Portfolio may purchase and sell stock index futures and interest rate futures contracts;

9.   Invest in oil and gas limited partnerships or oil, gas or mineral leases;


10. Make loans (except for investment in debt securities consistent with the investment policies of the Portfolio and in repurchase agreements, and except that the Portfolio may lend its Portfolio securities); or


11.  Make investments for the purpose of exercising control or management.

     The Portfolio observes the following restrictions as a matter of operating but not fundamental policy. The Portfolio may not:

1. Invest more than 10% of its assets in the securities of other investment companies or purchase more than 3% of any other investment company's voting securities or make any other investment in other investment companies except as permitted by federal and state law; or

2. Invest more than 15% of its net assets in securities which are restricted as to disposition or otherwise are illiquid or have no readily available market (except for securities issued under Rule 144A which are determined by the Board of Trustees to be liquid).

3. Make loans of portfolio securities in an amount exceeding 25% of its total assets.

     Item 13. Management of the Portfolio


     The Portfolio's Board of Trustees decides on matters of general policy and reviews the activities of the Advisor and U.S. Bancorp Fund Services, LLC ("USBFS"). The Board approves all significant agreements between the Portfolio and persons or companies furnishing services to it, including the agreements with the Advisor, USBFS and the Custodian. The Portfolio's officers conduct and supervise the daily business operations of the Portfolio, subject to the general supervision of the Board of Trustees.

     The following table lists the Trustees and officers of the Portfolio, including the Trustees that are not "interested persons" of the Trust of the Advisor as that term is defined in the 1940 Act ("Independent Trustees"), their business addresses and principal occupations during the past five years. Unless otherwise noted, each individual has held the position listed for more than five years.



                              Independent Trustees
-------------------------- ----------- -------------- -------------------------------------- ------------ ----------------------
                                                                                             # of
                                                                                             Portfolios
                                                                                             in Fund
                           Position(s) Term of Office                                        Complex
                           Held with   and Length of          Principal Occupation           Overseen by  Other Directorships
Name, Address and Age      the Trust   Time Served           During Past Five Years          Trustee      Held by Trustee
-------------------------- ----------- -------------- -------------------------------------- ------------ ----------------------
Jettie M. Edwards (age 56) Trustee     Since 1993     Consulting principal of Syrus               13      Trustee of the PBHG
c/o   Provident Investment                            Associates (consulting firm) (1986                  Funds, Inc.;
Counsel                                               to 2002).                                           Director of PBHG
300 North Lake Avenue                                                                                     Insurance Series
Pasadena CA 9110176                                                                                       Fund, Inc.; Trustee
                                                                                                          of EQ Advisors Trust.
-------------------------- ----------- -------------- -------------------------------------- ------------ ----------------------
Richard N. Frank (age 79)  Trustee     Since 1993     Chief Executive Officer, Lawry's            13      N/A
234 E. Colorado Blvd.                                 Restaurants, Inc. (restaurant
Pasadena, CA 91101                                    company); formerly, Chairman of
                                                      Lawry's Foods, Inc. (restaurants and
                                                      food seasoning) (1997 - 2002).
-------------------------- ----------- -------------- -------------------------------------- ------------ ----------------------
James Clayburn LaForce     Trustee     Since 1993     Dean Emeritus, John E. Anderson             13      Director, The Payden
(age 74)                                              Graduate School of Management,                      & Rygel Investment
P.O. Box 1595                                         University of California, Los                       Group, The
Pauma Valley, CA 95061                                Angeles.                                            Metzler/Payden
                                                                                                          Investment Group,
                                                                                                          BlackRock Funds,
                                                                                                          Jacobs Engineering,
                                                                                                          Cancervax; Trustee
                                                                                                          of Advisors Series
                                                                                                          Trust (May 2002 to
                                                                                                          present); Arena
                                                                                                          Pharmaceutical (January
                                                                                                          2003 to present).
-------------------------- ----------- -------------- -------------------------------------- ------------ ----------------------
Wayne H. Smith             Trustee     Since 1993     President of Wayne H. Smith                 13      Director, Sunlaw
(age 61)                                              Consulting, Inc. (July 2002 to                      Energy Company (an
150 N. Orange Grove Blvd.                             present); Vice President Financial                  independent
Pasadena, CA 91103                                    Services of Avery Dennison                          electrical power
                                                      Corporation (a pressure sensitive                   company, Vernon,
                                                      material and office products                        California
                                                      manufacturer) (June 2001 to                         (February 2002 to
                                                      June 2002); Vice President and                      Present); Director,
                                                      Treasurer of Avery Dennison                         Equigene Research (a
                                                      Corporation (1979 to June 2001).                    high-tech company)
                                                                                                          (February 2002 to
                                                                                                          present).
-------------------------- ----------- -------------- -------------------------------------- ------------ ----------------------
Kevin E. Villani (age 54)  Trustee     Since 2002     Consultant (1999-2002), Executive           13      N/A
5658 Dolphin Place                                    Vice President/Chief Executive
La Jolla, CA 92037                                    Officer of ICII, a Financial
                                                      Services Company.
-------------------------- ----------- -------------- -------------------------------------- ------------ ----------------------
William S. Anderson        Trustee     Since 2002     Executive Vice President of Topa             13     Director of Mellon
(age 45)                                              Equities, Ltd., a Diversified                       First Business Bank
1800 Avenue of the Stars,                             Holding Company.                                    (since 1997);
Suite 1400                                                                                                Director of Country
Los Angeles, CA 90067                                                                                     Title Holding (since
                                                                                                          2000).
-------------------------- ----------- -------------- -------------------------------------- ------------ ----------------------
                         Interested Trustees & Officers
-------------------------- ----------- -------------- -------------------------------------- ------------ -------------------
                                                                                             # of
                                                                                             Portfolios
                                                                                             in Fund
                           Position(s) Term of Office                                        Complex
                           Held with   and Length of          Principal Occupation           Overseen by  Other Directorships
Name, Address and Age      the Trust   Time Served           During Past Five Years          Trustee      Held by Trustee

-------------------------- ----------- -------------- -------------------------------------- --------------- -------------------
Thomas J. Condon           Trustee     Since 1993     Managing Director of the Advisor.            13        N/A
(age 62)
300 North Lake Avenue
Pasadena, CA 91101
-------------------------- ----------- -------------- -------------------------------------- --------------- -------------------
Aaron W.L. Eubanks, Sr.    Vice        Since 1999     Chief Operating Officer of the Advisor      N/A        N/A
(age 40)                   President                  since August 1999; formerly, Director
300 North Lake Avenue      and                        of Operations of the Advisor.
Pasadena CA 91101          Secretary
-------------------------- ----------- -------------- -------------------------------------- --------------- -------------------
Thomas M. Mitchell         President   Since 2000     Managing Director of the Advisor since      N/A        N/A
(age 58)                                              May 1995; Executive Vice President of
300 North Lake Avenue                                 the Advisor from May 1983 to May 1999.
Pasadena, CA 91101
-------------------------- ----------- -------------- -------------------------------------- --------------- -------------------
William T. Warnick         Vice        Since 1999     Chief Financial Officer of the Advisor      N/A        N/A
(age 35)                   President                  since August 1999; formerly Controller
300 North Lake Avenue      and                        of the Advisor.
Pasadena, CA 91101         Treasurer
-------------------------- ----------- -------------- -------------------------------------- --------------- -------------------




Board Committees

     The Board has two standing committees as described below:

(1) Audit Committee - Responsible for advising the full Board with respect to accounting, auditing and financial matters affecting the Trust. The Audit Committee meets at least once annually. During the fiscal year ended October 31, 2002, the Audit Committee met on March 19, 2002. The Audit Committee is comprised of only Independent Trustees-- Jettie M. Edwards, Richard N. Frank, James Clayburn LaForce, Wayne H. Smith, Kevin E. Villani and William S. Anderson.

(2) Nominating Committee - Responsible for seeking and reviewing candidates for consideration as nominees for Trustees as is considered necessary from time to time. The Nominating Committee meets as necessary. During the fiscal year ended October 31, 2002, the Nominating Committee met on November 17, 2002. The Nominating Committee is comprised of only Independent Trustees-- Jettie M. Edwards, Richard N. Frank, James Clayburn LaForce, Wayne H. Smith, Kevin E. Villani and William S. Anderson.


Board Interest in the Portfolios

     None of the Board members individually own shares of any of the Portfolios. Various Board members own shares of certain Funds that are feeder funds into the Portfolios.

Trustee Interest in Advisor or Affiliates

     Neither the Trustees who are "not interested" persons of the Portfolios, as that term is defined in the 1940 Act, nor members of their immediate families, own securities beneficially or of record in the Advisor or any affiliate of the Advisor. Accordingly, neither the Trustees who are "not interested" persons of the Fund, as that term is defined in the 1940 Act, nor members of their immediate family, have direct or indirect interest, the value of which exceeds $60,000, in the Advisor or any of its affiliates.

Trustee Interest in Any Material Transactions with Advisor or Affiliates

     During the two most recently completed calendar years, neither the Trustees who are "not interested" persons of the Fund, as that term is defined in the 1940 Act, nor members of their immediate family, have conducted any transactions (or series of transactions) in which the amount involved exceeds $60,000 and to which the Advisor or any affiliate of the Advisor were a party.

Compensation

     The following compensation was paid to each of the following Trustees by the Portfolio and the other funds in the "Fund Complex" for the fiscal year ended October 31, 2002. No other compensation or retirement benefits were received by any Trustee or officer from the Trust or other registered investment company in the "Fund Complex."



---------------------- ----------------- ---------------------- ------------------

       Name of Trustee     Aggregate     Deferred Compensation  Total Compensation
                       Compensation from   Accrued as Part of   From Portfolio and
                           Portfolios    Portfolios Expenses(3)   Fund Complex(4)
---------------------- ----------------- ---------------------- ------------------

Jettie M. Edwards          $ 12,500         $          0            $   25,000
Wayne H. Smith             $ 12,500         $          0            $   25,000
Richard N. Frank           $      0         $     12,500            $   25,000
Angelo R. Mozillo(1)       $      0         $      6,500            $   13,000
James Clayburn LaForce     $      0         $     12,000            $   24,000
Kevin E. Villani(2)        $      0         $      3,000            $    6,000
William S. Anderson(2)     $  3,000         $          0            $    6,000
---------------------- ----------------- ---------------------- ------------------

(1)  Resigned on 6/18/2002
(2)  Elected on 9/17/2002
(3) On December 19, 1995, the Portfolio approved a Deferred Compensation Plan for Trustees (the "Deferred Plan"). Trustees are entitled to receive $2,500 per quarter and $500 per meeting attended, which is allocated among the other Portfolios. Trustees can elect to receive payment in cash or defer payments provided for in the Deferred Plan. If a Trustee elects to defer payment, the Deferred Plan provides for the creation of a deferred payment account (phantom share account). This account accumulates the deferred fees earned and the value of the account is adjusted at the end of each quarter to reflect a value, which would have been earned if the account had been invested in designated investments. The Portfolio recognizes as trustee expense amounts accrued as meetings are attended plus the change in the value of the phantom share account determined on a quarterly basis.
(4) The "Fund Complex" consists of PIC Investment Trust, the Portfolio, the PIC Technology Portfolio (terminated in 2002), the PIC Growth Portfolio, the PIC Mid Cap Portfolio, and the PIC Small Cap Portfolio.


     The Declaration of Trust provides the Trustees will not be liable for errors of judgment of mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Item 14.  Control Persons and Principal Holders of Securities


     At January 31, 2003, the Portfolio was controlled by Provident Investment Counsel Balanced Fund A, 300 North Lake Avenue, Pasadena, CA 91101, a series of PIC Investment Trust, a Delaware business trust which owned 99.9% of its outstanding Interests. Interests held by officers and Trustees, as a group, amounted to less than 1%.


     The Board of the Portfolio and the Advisor have adopted Codes of Ethics under Rule 17j-1 of the 1940 Act. These Codes permit, subject to certain conditions, personnel of the Advisor to invest in securities that may be purchased or held by the Portfolio.

Item 15.  Investment Advisory and Other Services

     Subject to the supervision of the Board of Trustees of the Portfolio, investment management and services are provided to the Portfolio by the Advisor, pursuant to an Investment Advisory Agreement (the "Advisory Agreement").


     Under the Advisory Agreement, the Advisor provides a continuous investment program for the Portfolio and makes decisions and places orders to buy, sell or hold particular securities. In conjunction with USBFS, the Advisor also supervises all matters relating to the operation of the Portfolio and obtains for it officers, clerical staff, office space, equipment and services. As compensation for its services, the Advisor receives a monthly fee at an annual rate of 0.60 of 1% of the Portfolio's average net assets. In addition to the fees payable to the Advisor and USBFS, the Portfolio is responsible for its operating expenses, including: (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses of Trustees other than those affiliated with the Advisor or USBFS; (v) legal and audit expenses; (vi) fees and expenses of the custodian and transfer agent;
(vii) fees and expenses for registration or qualification of the Portfolio and its Interests under federal or state securities laws; (viii) expenses of preparing, printing and mailing reports and notices and proxy material to Holders; (ix) other expenses incidental to holding any meetings of Holders; (x) dues or assessments of or contributions to the Investment Company Institute or any successor; (xi) such non-recurring expenses as may arise, including litigation affecting the Portfolio and the legal obligations with respect to which the Portfolio may have to indemnify its officers and Trustees; and (xii) amortization of organization costs.

                               Balanced Portfolio
 ---- ----------------------- ---------------------- --------------------------
 Year       Total Fees            Fees Waived/            Balance Paid to
        Accrued by Advisor      Expenses Absorbed     (Received from) Advisor
 ---- ----------------------- ---------------------- --------------------------

 2002     $      81,596           $     111,205          $    (29,609)
 2001     $     148,400           $      86,535          $      61,865
 2000     $     226,539           $     102,737          $     123,802
 ---- ----------------------- ---------------------- --------------------------


     Under the Advisory Agreement, the Advisor will not be liable to the Portfolio for any error of judgment by the Advisor or any loss sustained by the Portfolio except in the case of a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages will be limited as provided in the 1940 Act) or of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

     The Advisory Agreement will remain in effect for two years from its execution. Thereafter, if not terminated, the Advisory Agreement will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by a majority vote of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio.

     The Advisory Agreement is terminable by vote of the Board of Trustees or by the holders of a majority of the outstanding voting securities of the Portfolio at any time without penalty, on 60 days' written notice to the Advisor. The Advisory Agreement also may be terminated by the Advisor on 60 days' written notice to the Portfolio. The Advisory Agreement terminates automatically upon its assignment (as defined in the 1940 Act).


     In determining whether to renew the Advisory Agreement, the Board of Trustees evaluates information provided by the Advisor in accordance with
Section 15(c) of the 1940 Act. At its December 17, 2002 meeting, the Board considered a number of factors in recommending renewal of the existing Agreement, including the quality of services provided to the Portfolio, fees and expenses borne by the Portfolio and the Balanced Fund A series of PIC Investment Trust which invests in the Portfolio (the "Fund"), and financial results of the Advisor.

     In reviewing the quality of services, the Board noted that for each of the relevant one-year, three-year and five-year periods ended October 31, 2002, the net asset value per share of the Fund had decreased and that the Fund had substantially under-performed both its peer group of mutual funds and the Lipper Balanced Fund Index (which covers a larger range of similar mutual funds). The Board determined to examine the reason for this underperformance in detail with the Advisor in further meetings and to monitor the Balanced Portfolio's performance closely during the coming year. The Board also considered a variety of other matters, including the quality and depth of the investment professionals employed by the Advisor, its brokerage and soft dollar practices, and its regulatory compliance procedures. The Board also considered steps the Advisor was taking or proposed to take to enhance investment performance.

     In reviewing the investment advisory fees and total expenses, the Board noted that advisory fees and total expenses as a percentage of the Fund's average net assets were favorable (at or below the top 50%) in relation to its peer group of mutual funds.

     Based  on  their  review,  the  Board  of  Trustees  as a  whole,  and  the independent Trustees separately, concluded that the terms of the Advisory Agreement were fair and reasonable and similar to those which could have been obtained through arms-length negotiations, and approved renewal of such Agreement.


The Administrator

     Pursuant to an Administration Agreement, USBFS supervises the overall administration of the Portfolio, including, among other responsibilities, the preparation and filing of all documents required for compliance by the Portfolio with applicable laws and regulations, arranging for the maintenance of books and records of the Portfolio, and supervision of other organizations that provides services to the Portfolio. Certain officers of the Portfolio are also provided by USBFS. The Portfolio is responsible for paying legal and auditing fees, the fees and expenses of its custodian, accounting services and transfer agents, trustees' fees and registration fees, as well as its other operating expenses. For the services it provides, USBFS receives a fee from the Portfolio at an annual rate of 0.10% of the average daily net assets of the Portfolio. The fee is accrued daily and paid monthly.



     For the fiscal years ended October 31, 2002, 2001, and 2000 the Portfolio paid the following in administration fees to USBFS:

                        Administrative Fees Paid to USBFS

------------------------- ------------ ------------ ------------
                             2002         2001         2000
------------------------- ------------ ------------ ------------
Balanced Portfolio         $ 13,599     $ 24,733     $ 37,756
------------------------- ------------ ------------ ------------


Custodian and Auditors


     The Portfolio's custodian, PFPC Trust Company, 8800 Tinicum Blvd., Philadelphia, Pennsylvania, 19153, is responsible for holding the Portfolio's assets. The Portfolio's independent accountants, PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York, 10036, assist in the preparation of certain reports to the Securities and Exchange Commission and prepares its tax returns.


Item 16.  Brokerage Allocation and Other Practices

     The Advisory Agreement states that in connection with its duties to arrange for the purchase and the sale of securities held in the portfolio of the Portfolio by placing purchase and sale orders for the Portfolio, the Advisor shall select such broker-dealers ("brokers") as shall, in its judgment, achieve the policy of "best execution," i.e., prompt and efficient execution at the most favorable securities price. In making such selection, the Advisor is authorized in the Advisory Agreement to consider the reliability, integrity and financial condition of the broker. The Advisor also is authorized by the Advisory
Agreement to consider whether the broker provides research or statistical information to the Portfolio and/or other accounts of the Advisor.

     The Advisory Agreement states that the commissions paid to brokers may be higher than another broker would have charged if a good faith determination is made by the Advisor that the commission is reasonable in relation to the services provided, viewed in terms of either that particular transaction or the Advisor's overall responsibilities as to the accounts as to which it exercises investment discretion and that the Advisor shall use its judgment in determining that the amount of commissions paid are reasonable in relation to the value of brokerage and research services provided and need not place or attempt to place a specific dollar value on such services or on the portion of commission rates reflecting such services. The Advisory Agreement provides that to demonstrate that such determinations were in good faith, and to show the overall reasonableness of commissions paid, the Advisor shall be prepared to show that commissions paid (i) were for purposes contemplated by the Advisory Agreement;
(ii) were for products or services which provide lawful and appropriate assistance to its decision-making process; and (iii) were within a reasonable range as compared to the rates charged by brokers to other institutional investors as such rates may become known from available information.


     The research services discussed above may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic or institutional areas and information assisting the Portfolio in the valuation of the Portfolio's investments. The research which the Advisor receives for the Portfolio's brokerage commissions, whether or not useful to the Portfolio, may be useful to it in managing the accounts of its other advisory clients. Similarly, the research received for the commissions of such accounts may be useful to the Portfolio.


     The debt securities which will be a major component of the Portfolio's portfolio are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission although the price of the security usually includes a profit to the dealer. Money market instruments usually trade on a "net" basis as well. On occasion, certain money market instruments may be purchased by the Portfolio directly from an issuer in which case no commissions or discounts are paid. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.



                               Balanced Portfolio
--------- --------------------------- -------------------------------------
Year        Brokerage Commissions      Portion Paid for Research Services
--------- --------------------------- -------------------------------------
2002               $18,151                           $1,281
2001               $25,768                           $5,580
2000               $40,850                           $3,707
--------- --------------------------- -------------------------------------





     There are occasions on which the Advisor on behalf of the Portfolio may execute portfolio transactions concurrently with portfolio transactions in the same securities by other clients of the Advisor. Although some concurrent trading potentially could be either advantageous or disadvantageous to the Portfolio, they will be effected only when the Advisor believes that to do so is in the best interests of the Portfolio. When such concurrent trading occurs, the Advisor will seek to average prices or otherwise allocate the executions in an equitable manner among the Portfolio and the other parties involved.

     The Advisor adopted Best Execution Policy procedures in August 2001. The procedures provide compliance guidance for the Advisor when determining the reasonableness of commissions, whether its brokers are qualified, "step out" transactions, and the use soft dollars. Step out transactions are where portions of a trade are directed by the Advisor to another broker. Generally, the Advisor uses "step outs" to achieve better execution. Or, if a client directs brokerage so that the transaction is not a part of the Advisor's block trade, the Advisor may "step out" that client's portion of the transaction from its regular broker to the directed broker to follow the client's direction. The Advisor periodically reviews the implementation and the effectiveness of these procedures.


     Portfolio Turnover. Although the Portfolio generally will not invest for short-term trading purposes, portfolio securities may be sold without regard to the length of time they have been held when, in the opinion of the Advisor, investment considerations warrant such action. Portfolio turnover rate is calculated by dividing (1) the lesser of purchases or sales of portfolio securities for the fiscal year by (2) the monthly average of the value of portfolio securities owned during the fiscal year. A 100% turnover rate would occur if all the securities in the Portfolio's portfolio, with the exception of securities whose maturities at the time of acquisition were one year or less, were sold and either repurchased or replaced within one year. A high rate of portfolio turnover (100% or more) generally leads to higher transaction costs and may result in a greater number of taxable transactions.

     Portfolio turnover rates were for the past two fiscal years ended October 31, 2001 and 2002 were as follows:

                             Portfolio Turnover Rate
------------------------- -------------- ---------------
                              2002            2001
------------------------- -------------- ---------------
Balanced Portfolio            163.72%        157.34%
------------------------- -------------- ---------------

Item 17.  Capital Stock and Other Securities


     Holders of Interests in the Portfolio are entitled to vote in proportion to their Interests and may vote in the election of Trustees and on other matters submitted to meetings of Holders. It is not contemplated that meetings of Holders will be held except when required by the 1940 Act.


     The Declaration of Trust provides that the Holders have the right, upon the declaration in writing or vote of the Holders of a majority of Interests, to remove a Trustee. The Trustees will call a meeting of Holders to vote on the removal of a Trustee upon the written request of the Holders of ten per cent of its Interests. In addition, ten Holders each holding the lesser of $25,000 worth or one per cent of the Interests may advise the Trustees in writing that they wish to communicate with other Holders for the purpose of requesting a meeting to remove a Trustee. The Trustees will then, if requested by the applicants, mail at the applicants' expense the applicants' communication to all other Holders.

     Holders of Interests have no preemptive or other right to subscribe for additional securities. Interests are non-transferable. Holders may be liable for obligations of the Portfolio. However, the Portfolio's Declaration of Trust requires the Portfolio to indemnify each Holder harmless from and against any liability to which the Holder is subject by reason of its being or having been a Holder to the extent that such claim or liability is disproportionate to its relative interest in the Portfolio. Thus, but the risk of a Holder incurring financial loss on account of such liability is limited to circumstances in which the Portfolio was unable to meet its obligations.


     The book capital account balances of Holders are determined at such time or times, at such frequency and pursuant to such method as the Trustees may from time to time determine. The power and duty to make such calculations may be delegated by the Trustees to such person as the Trustees may determine. It is expected that such calculations will be made on such days as necessary to comply with Rule 22c-1 under the 1940 Act.


     The Trustees will, in compliance with applicable provisions of the Internal Revenue Code (the "Code") or regulations thereunder, determine the manner of (a) the daily allocation of income or loss to each Holder, (b) the payment of distributions to Holders and (c) upon liquidation of the Portfolio, the final distribution of items of taxable income and expense. Any such agreement may be amended from time to time to comply with the Code or regulations thereunder. The Trustees may retain from net profits such amount as they may deem necessary to pay the debts or expenses of the Portfolio or to meet obligations of the Portfolio, or as they may deem desirable to use in the conduct of the affairs of the Portfolio or to retain for future requirements or extension of the business of the Portfolio.

Item 18.  Purchase, Redemption and Pricing of Shares

     The net asset value of the Portfolio's Interests will fluctuate and is determined as of the close of regular trading on the New York Stock Exchange ("NYSE") (currently 4:00 p.m. Eastern time) each business day. The NYSE annually announces the days on which it will not be open for trading. The most recent announcement indicates that it will not be open on the following days: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, the NYSE may close on days not included in that announcement.

     Equity securities listed on a national securities exchange or traded on the NASDAQ system are valued on their last sale price. Other equity securities and debt securities for which market quotations are readily available are valued at the mean between their bid and asked price, except that debt securities maturing within 60 days are valued on an amortized cost basis. Securities for which market quotations are not readily available are valued at fair value pursuant to policies adopted by the Board of Trustees. According to these policies, a valuation committee in making its fair value determination will consider factors such as available indicates of bids and asked from broker dealers and market makers, the last price of the security prior to the trading halt and recent price history of the security.

Item 19.  Taxation of the Portfolio

     The Portfolio may be required to withhold for U.S. federal income taxes a certain percentage of all taxable distributions payable to investors who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Corporate investors and certain other investors specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's U.S. federal tax liability.

     The Portfolio may also be subject to state or local taxes in certain other states where it is deemed to be doing business. Further, in those states which have income tax laws, the tax treatment of the Portfolio and of investors with respect to distributions by the investors may differ from federal tax treatment. Distributions to investors may be subject to additional state and local taxes. Investors should consult their own tax advisers regarding specific questions as to federal, state or local taxes.

     Special  Tax  Considerations.   Dividends  and  interest  received  by  the
Portfolio may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. Fund shareholders may be able to claim U.S. foreign tax credits with respect to such taxes, subject to provisions and limitations contained in the Code. For example, certain retirement accounts cannot claim foreign tax credits on investments held by the Portfolio. If more than 50% in value of the Portfolio's total assets at the close of its taxable year consists of securities of foreign corporation, the Fund will be eligible, and intends, to file an election with the Internal Revenue Service pursuant to which shareholders of the Fund will be required to include their proportionate share of such withholding taxes in the U.S. income tax returns as gross income, treat such proportionate share as taxes paid by them, and deduct such proportionate share in computing their taxable income or, alternatively, use them as foreign tax credits against their U.S. income taxes. No deductions for foreign taxes, however, may be claimed by non-corporate shareholders who do not itemize deductions. A shareholder that is a non-resident alien individual or foreign corporation, may be subject to U.S. withholding tax on the income resulting from the Fund's election described in this paragraph but may not be able to claim a credit or deduction against such U.S. tax for the foreign taxes treated as having been paid by such shareholder. The Fund will report annually to its shareholders the amount per share of such withholding taxes.

     Many of the futures and forward contracts used by the Portfolio are "section 1256 contracts." Any gains or losses on section 1256 contracts are generally treated as 60% long-term and 40% short- term capital gains or losses ("60/40") although gains and losses from hedging transactions, certain mixed straddles and certain foreign currency transactions from such contracts may be treated as ordinary in character. Section 1256 contracts held by the Portfolio at the end of its fiscal year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are "marked to market" with the result that unrealized gains or losses are treated as though they were realized, and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, depending on the circumstances.

     Generally, the transactions in futures and forward contracts undertaken by the Portfolio may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains or losses realized by the Portfolio. In addition, losses realized on positions that are part of a straddle may be deferred under the rules, rather than being taken into account in the fiscal year in which the losses were realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in futures and forward contracts are not entirely clear. These transactions may increase the amount of short-term capital gain realized by the Portfolio and taxed as ordinary income when distributed to shareholders of the Fund. The Portfolio may make certain elections available under the Code which are applicable to straddles. If the Portfolio makes such elections, recognition of gains or losses from certain straddle positions may be accelerated.

     The tests which the Fund must meet to qualify as a RIC, described above, may limit the extent to which the Portfolio will be able to engage in transactions in futures contracts or forward contracts.

     Under the Code, fluctuations in exchange rates which occur between the dates various transactions are entered into or accrued and subsequently settled may cause gains or losses, referred to as "section 988" gains or losses. Section 988 gains or losses may increase or decrease the amount of income taxable as ordinary income distributed to shareholders.

Item 20.  Underwriters

         Not applicable.

Item 21.  Calculation of Performance Data

         Not applicable

Item 22.  Financial Statements


     The financial statements of the Portfolio are included in the Annual Report to Shareholders of Provident Investment Counsel Balanced Fund A for the fiscal year ended October 31, 2002 and incorporated by reference herein.




                                    APPENDIX
                             DESCRIPTION OF RATINGS

Moody's Investors Service, Inc. -Corporate Bond Ratings


     Aaa--Bonds which are rated Aaa are judged to be of the best quality and carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.


     Aa---Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

     Moody's applies numerical modifiers "1", "2" and "3" to both the Aaa and Aa rating classifications. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

     A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Standard & Poor's Ratings Group - Corporate Bond Ratings

     AAA--This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

     AA--Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

     A--Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

Commercial Paper Ratings

     Moody's commercial paper ratings are assessments of the issuer's ability to repay punctually promissory obligations. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers: Prime 1--highest quality; Prime 2--higher quality; Prime 3--high quality.

     A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest.

     Issues assigned the highest rating, A, are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers "1", "2" and "3" to indicate the relative degree of safety. The designation A-1 indicates that the degree of safety regarding timely payment is either overwhelming or very strong. A "+" designation is applied to those issues rated "A-1" which possess extremely strong safety characteristics. Capacity for timely payment on issues with the designation "A-2" is strong. However, the relative degree of safety is not as high as for issues designated A-1. Issues carrying the designation "A-3" have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effect of changes in circumstances than obligations carrying the higher designations.




                             PIC BALANCED PORTFOLIO
                                     PART C

                                OTHER INFORMATION

Item 23.  Exhibits

(a) Declaration of Trust - Declaration of Trust (1)

(b) Bylaws - Not applicable

(c) Instruments Defining Rights of Security Holders - Not applicable

(d) Form of Management Agreement (2)

(e) Underwriting Agreement - Not applicable

(f) Bonus or Profit Sharing Contracts - Not applicable

(g) Form of Custodian Agreement (2)

(h) Other Material Contracts

     (i)  Form of Administration Agreement (2)
     (ii) Amended and Restated Fund Administration Servicing Agreement - Filed herewith.
     (iii) Power of Attorney - Filed herewith.

(i) Legal Opinion - Not applicable

(j) Consent of Independent Accountants - Filed herewith.

(k) Omitted Financial Statements - Not applicable

(l) Agreement Relating to Initial Capital - Not applicable

(m) Rule 12b-1 Plan - Not applicable

(n) Rule 18f-3 Plan - Not applicable

(o) Reserved

(p) Code of Ethics

     (i)  Code of Ethics-Provident Investment Counsel(3)

     (ii) Form of Code of Ethics-PIC Balanced Portfolio(3)

------------------------
(1) Previously filed with the Registration Statement on Form N-1A (File No. 811-6497) on December 16, 1991 and incorporated herein by reference.
(2) Previously filed with Amendment No. No. 1 to the Registration Statement on Form N-1A (File No. 811-6497) on April 1, 1993 and incorporated herein by reference.
(3) Previously filed with Amendment No. 9 to the Registration Statement on Form N-1A (File No. 811-6497) on February 28, 2001 and incorporated herein by reference.

Item 24.  Persons Controlled by or Under Common Control With Registrant.

         None.

Item 25.  Indemnification

Article V of Registrant's Declaration of Trust, states as follows:

1. Definitions. As used in this Article, the following terms shall have the meanings set forth below:

     (a) the term "indemnitee" shall mean any present or former Trustee, officer or employee of the Trust, any present or former Trustee or officer of another trust or corporation whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, any present or former investment adviser, sub-adviser or principal underwriter of the Trust and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;

     (b) the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;

     (c) the term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

     (d) the term "covered expenses" shall mean expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

     (e) the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

2. No Personal Liability of Trustees and Others. No indemnitee shall be subject to any personal liability to any Person other than the Trust or its Holders in connection with the property or affairs of the Trust, unless arising from his bad faith, wilful misfeasance, gross negligence or reckless disregard of his duty to such Person, and all such Persons shall look solely to the property of the Trust for satisfaction of claims of any nature against an indemnitee arising in connection with the affairs of the Trust.

3. Indemnification. The Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, to the maximum extent permitted by law. However, the Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

4. Advance of Expenses. Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustees who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding. Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

5. Liability of Holders. Each Holder shall be jointly and severally liable (with rights of contribution inter sese in proportion to their respective Interests in the Trust) for the liabilities and obligations of the Trust in the event that the Trust fails to satisfy such liabilities and obligation; provided, however, that to the extent assets are available in the Trust the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of his being or having been a Holder to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other Holders, is greater than its Interest, and shall reimburse such Holder for all legal and other expenses reasonably incurred by it in connection with any such claim or liability. The rights accruing to a Holder under this section shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each Holder shall remain jointly and severally liable to the Trust's creditors as a legal matter.

6. Reliance on Experts. The Trustees may take advice of counsel or other experts with respect to the meaning and operations of this Declaration of Trust and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

7. No Duty of Investigation. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred by the Trustees or upon their order. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of paragraph 2 of this Article, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.

Item 26.  Business and Other Connections of Investment Adviser.

     See the material following the caption "Management" appearing as a portion of Part B hereof. In addition, officers and directors of Provident Investment Counsel, Inc. not otherwise referenced, together will all other information required by this Item 26 including but not limited to, any other business, profession, vocation or employment of a substantial nature engaged in by such persons during the past two years, are as follows:



NAME AND CURRENT POSITION AT                        OTHER BUSINESS AND CONNECTIONS DURING THE PAST
PROVIDENT INVESTMENT COUNSEL                        TWO YEARS
--------------------------------------------------- ------------------------------------------------

John Meade Corby                                    None
Managing Director - Portfolio Manager

Donald Edward Evenson, Jr.                          None
Managing Director, Director Large Cap Res.

Lauro Fernando Guerra                               None
Managing Director

George Edward Handtmann, III                        None
Executive Managing Director

Jeffrey John Miller                                 None
Managing Director/Vice Chairman, Secretary

Andrew Jonathan Pearl                               Formerly a General Partner of Langham Street
Managing Director                                   Capital (3/01 - 4/02)

Larry Dee Tashjian                                  None
Executive Managing Director, President & Chief
Executive Officer

Harlan Holt Thompson                                None
Managing Director

Frederick Brown Windle                              None
Managing Director

Nicholas Adolph Blankl                              None
Analyst

Ned William Brines                                  Formerly a Portfolio Manager at Roger Engemann
Senior Vice President - Research                    & Assoc. (9/94 - 3/01)

Barry B. Burch                                      Formerly an Analyst at Dresdner RCM Global
Analyst                                             Investor (7/97 - 8/01)

Randal Reginald Chin                                Formerly Vice President - Research at Zero
Vice President - Research                           Gravity (3/00 - 6/01)

Angelica Kusar Clark                                None
Senior Vice President, Portfolio Manager

Clifton Alan Demarest                               None
Senior Vice President - Portfolio Manager

Derek Scott Derman                                  None
Vice President - Research

Michael D. Emery                                    Formerly a Research Analyst at Franklin
Research Analyst                                    Templeton Investments (6/01 - 4/02) and a
                                                    student (8/00 - 6/01)

Bruce Graham Kennedy                                None
Senior Vice President, Director Fixed Income

James Michael Landreth                              None
Senior Vice President - Research

Evelyn Dorian Lapham                                None
Senior Vice President, Portfolio Manager

Jeffrey Wei Lin                                     Formerly CFO at Zaffire, Inc. (1/01 - 7/01)
Vice President - Research

Gerald Su Yuen Lee                                  None
Vice President - Research

Scott T. Migliori                                   None
Senior Vice President - Research

Daniel Ross Patterson                               None
Vice President - Portfolio Manager

Susan Perkins Stark                                 None
Vice President, Research

Todd Joseph Walklett                                None
Vice President - Portfolio Manager

Anne Elizabeth Westreich                            None
Vice President - Research

John Joohyun Yoon                                   None
Senior Vice President - Research



Item 27.  Principal Underwriters.

         Not applicable.

Item 28.  Location of Accounts and Records.

     The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession of Registrant and Registrant's custodian, as follows: the documents required to be maintained by paragraphs (4), (5), (6), (7), (10) and (11) of Rule 31a-1(b) will be maintained by the Registrant's Administrator, and all other records will be maintained by the Custodian.

Item 29.  Management Services.

         Not Applicable.

Item 30.   Undertakings.

         Not Applicable.

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pasadena and State of California on the 28th day of February, 2003.


                                      PIC BALANCED PORTFOLIO

                                      By:  /s/ Thomas M. Mitchell
                                           -----------------------------------
                                           Thomas M. Mitchell
                                           President


EXHIBIT INDEX

      Exhibit                                                       Exhibit No.
      -------                                                       -----------
      Consent of Independent Accountants                            EX-99.j.
      Amended and Restated Fund Administration Servicing Agreement  EX-99.h.ii.
      Power of Attorney                                             EX-99.h.iii.